SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:
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Preliminary Proxy Statement
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Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Under Rule 14a-12

OMEGA PROTEIN CORPORATION

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
Michael N. Christodolou

David H. Clarke

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On June 16, 2016, Wynnefield Capital, Inc. and its affiliates issued a press release. A copy of that press release is attached hereto as Item 1.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

ITEM 1

INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS THAT

OMEGA PROTEIN STOCKHOLDERS VOTE FOR WYNNEFIELD NOMINEE MICHAEL CHRISTODOLOU TO REPLACE INCUMBENT DIRECTOR GARY ERMERS

ISS Highlights Omega’s Weak Business Execution, Questions Misallocation of Capital and Calls Out Omega Board on its Refusal to “Act in the Best Interests of All Stockholders”

ISS Concurs with Wynnefield that Omega’s Cherry Picked Peer Group, for Purposes of Evaluating Total Shareholder Return, is “NOT TRULY COMPARABLE” as Supposed Peer’s “Operating Performance is Driven by Different Market Forces…Limiting Usefulness of this Analysis”

ISS Recommends Omega Stockholders Vote for Both Wynnefield Nominees, Michael Christodolou and David Clarke, on the GOLD proxy card

NEW YORK – June 16, 2016 – Wynnefield Capital and its affiliates (collectively, "Wynnefield"), longstanding stockholders of Omega Protein Corporation (NYSE: OME) ("Omega" or the "Company") with a 7.9% ownership interest, today commented on the recommendation by a leading proxy advisory firm Institutional Shareholder Services ("ISS"), that its clients vote FOR the election of Wynnefield independent nominees Michael N. Christodolou and David H. Clarke to Omega’s Board of Directors, thereby replacing director Gary Ermers.

ISS reached its decision that “change in the board level is warranted” and recommended that stockholders vote for Michael Christodolou rather than incumbent Gary Ermers after reviewing a host of publicly filed materials and meeting with both Wynnefield and Omega. In particular, ISS found that Wynnefield “demonstrate[d] that change is preferable to the status quo and that the dissident’s nominees are more likely to deliver that change than the targeted incumbent board members.”

Nelson Obus, President of Wynnefield, said “We are pleased that ISS has recognized the need for change at Omega. As highlighted by ISS, Omega is facing significant issues that directly impact stockholder value and the best interests of the Company moving forward. We strongly concur that Michael Christodolou, who has 30 years of investment experience as well as extensive board experience, will bring independence, judgment and much needed critical perspective to Omega’s Board.

In its report, ISS stated with regard to Wynnefield nominee Michael Christodolou:

•	The dissident [Wynnefield] made a compelling case that change at the board level is warranted.

•	The main problem to be addressed is the company’s apparent lack of ability to assess the viability of proposed strategic initiatives, including how investments impact the company’s returns and profitability.

•	The board could benefit from [an] independent director such as Michael Christodolou, who has more than 30 years of investment experience as well as extensive board experience working on these matters for other shareholders.

•	He [Michael Christodolou] could help evaluate management’s current efforts…and help management evaluate alternative approaches that could revert the declining trend in returns.

In its report, ISS stated with regard to capital allocation:

•	The investments to develop the human nutrition segment will not generate value for the company, and will likely compromise shareholder returns in the future.

•	The facts, however, point to weak execution, which is driving down returns on invested capital.

•	This segment [human nutrition] does not generate an ROIC [return on invested capital] higher than the cost of capital for the investment.

•	As the human nutrition segment becomes a higher percentage of total revenues it will further compromise the company’s financial profile, by compressing the company’s overall level of profitability. As such, there seems to be a compelling case that change is warranted.

In its report, ISS stated with regard to corporate governance:

•	It [Omega] has enacted some [changes] – like giving the chair the ability to adjourn meetings without shareholder support – or slow-walked others – like declassification – suggesting its commitment to accountability is not as compelling as the board’s investor presentation would have shareholders believe.

•	Other actions suggested by the dissident such as declassifying the board and submit[ting] bylaws for shareholder approval, could increase accountability of the board to shareholders.

•	Besides the change in company bylaws to increase notice provisions, making it more difficult for shareholder[s] to make their voices heard during annual meetings, the directors’ posture preventing the release of the [NOBO] shareholder list to the dissident is concerning…a fundamental question of how directors are acting in the best interest of all shareholders by denying the dissident the same ability to make its case that management enjoys.

“We encourage our fellow stockholders to vote the Gold Card, as voting the Gold Card is the only way to ensure that both Michael Christodolou and David Clarke are elected to Omega’s Board,” Mr. Obus concluded.

Vote the GOLD CARD today to elect Michael Christodolou & David Clarke, and Learn More about Wynnefield’s Campaign @ www.UnlockOmegaValue.com

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Morrow & Co., LLC

Tom Ball, 203-658-9400

tomball@morrowco.com

Media:

Mark Semer or Daniel Yunger

KEKST

mark.semer@kekst.com / daniel.yunger@kekst.com

212.521.4800